Exhibit 10.20(a)

THIS AGREEMENT made the 7th day of November, 2013

BETWEEN:

KANATA RESEARCH PARK CORPORATION

(Hereinafter called the “Landlord”)

OF THE FIRST PART

AND:

MITEL NETWORKS CORPORATION

(Hereinafter called the “Tenant”)

OF THE SECOND PART

PARTIAL SURRENDER OF LEASE and FIRST AMENDMENT TO LEASE

WHEREAS by written lease dated November 1, 2010 (the “Lease”), the Tenant is leasing the following premises from the Landlord, which premises have been certified by the Landlord:

(a)	approximately Twenty-Three Thousand Six Hundred and Sixty-Seven (23,667) useable [Twenty-Six Thousand Nine Hundred and Seventy-Five point Six Five (26,975.65) rentable] square feet of space, subsequently certified at Twenty-Four Thousand Two Hundred and Three point Zero Zero (24,203.00) certified useable [Twenty-Seven Thousand Eight Hundred and Thirty-Three point Four Five (27,833.45) certified rentable] square feet of space, located on the lower level (the “350 Lower Level Premises”);

(b)	approximately Ten Thousand Four Hundred and Forty-Six (10,446) useable [Eleven Thousand Nine Hundred and Six point Three Five (11,906.35) rentable] square feet of space, subsequently certified at Ten Thousand Three Hundred and Eight point Eight Seven (10,308.87) certified useable [Eleven Thousand Eight Hundred and Fifty-Five point Two Zero (11,855.20) certified rentable] square feet of space, located on the first (1st) floor (the “350 First Floor Premises”);

(c)	approximately Thirty-Nine Thousand and Seventy-Five (39,075) useable [Forty-Four Thousand Five Hundred and Thirty-Seven point Six Nine (44,537.69) rentable] square feet of space, subsequently certified at Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of premises, located on the fourth (4th) floor (the “350 Fourth Floor Premises”);

(d)	approximately Thirty-Nine Thousand and Seventy-Five (39,075) useable [Forty-Four Thousand Five Hundred and Thirty-Seven point Six Nine (44,537.69) rentable] square feet of space, subsequently certified at Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of premises, located on the fifth (5th) floor (the “350 Fifth Floor Premises”);

(e)	approximately Thirty-Eight Thousand Seven Hundred and Eighty-Six (38,786) useable [Forty-Four Thousand Two Hundred and Eight point Two Eight (44,208.28) rentable] square feet of space, subsequently certified at Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of premises, located on the sixth (6th) floor (the “350 Sixth Floor Premises”);

of the building municipally known as 350 Legget Drive, in the City of Ottawa (the “350 Building”), and

(f)	approximately Fourteen Thousand Six Hundred and Sixty-Six (14,666) useable [Sixteen Thousand Five Hundred and Forty-Seven point Six Five (16,547.65) rentable] square feet of space, subsequently certified at Fifteen Thousand Eight Hundred and Sixty-Four point Two Three (15,864.23) certified useable [Eighteen Thousand and Five point Nine Zero (18,005.90) certified rentable] square feet of space, located on the first (1st) floor (the “390 First Floor Premises”);

(g)	approximately Six Thousand One Hundred and Sixty-Six (6,166) useable [Six Thousand Nine Hundred and Fifty-Seven point One Zero (6,957.10) rentable] square feet of space, subsequently certified at Six Thousand Six Hundred and Ninety-Four point Eight Zero (6,694.80) certified useable [Seven Thousand Five Hundred and Ninety-Eight point Six Zero (7,598.60) certified rentable, located on the first (1st) floor (the “390 Fitness Premises”);

(h)	approximately Fifteen Thousand Three Hundred and Ninety-Nine (15,399) useable [Seventeen Thousand Three Hundred and Seventy-Four point Six Nine (17,374.69) rentable] square feet of space, subsequently certified at Fifteen Thousand Two Hundred and Fifty-Nine point Five One (15,259.51) certified useable [Seventeen Thousand Three Hundred and Nineteen point Five Four (17,319.54) certified rentable] square feet of space, located on the second (2nd) floor (the “390 Second Floor Premises”);

of the building municipally known as 390 March Road, in the City of Ottawa (the “390 Building”), and

(i)	approximately Eleven Thousand Six Hundred and Sixteen (11,616) useable [Twelve Thousand Six Hundred and Thirty-Nine point Three Seven (12,639.37) rentable] square feet of space, subsequently certified at Eight Thousand One hundred and Ninety-Two point Four One (8,192.41) certified useable [Nine Thousand and Five point One One (9,005.11) certified rentable] square feet of space, located on the first (1st) floor (the “340 First Floor Premises”);

(j)	approximately Eight Thousand Six Hundred and Fifty-Four (8,654) useable [Nine Thousand Four Hundred and Sixteen point Four Two (9,416.42) rentable] square feet of space, subsequently certified at Eight Thousand Five Hundred and Sixty point Two Two (8,560.22) certified usable [Eight Thousand Seven Hundred and Sixty-Four point Seven Five (8,764.75) certified rentable] square feet of space, located on the mezzanine (the “340 Mezzanine Premises”);

of the building municipally known as 340 Legget Drive, in the City of Ottawa (the “340 Building”),

AND WHEREAS the Landlord and Tenant have agreed as follows:

(i)	that a portion of the Leased Premises comprising:

A.	(a)	the whole of the 390 Second Floor Premises; and

	(b)	a portion of the 390 First Floor Premises (lobby and boardroom) as outlined in bold on the floor plan attached hereto as Schedule “A”;

(collectively, the “First Surrender Premises”);

B.	(a)	a portion of the 390 First Floor Premises (Finance Department) as cross-hatched (Mitel-04) on the floor plan attached hereto as Schedule “A”; and

	(b)	a portion of the 390 First Floor Premises (IT room) as outlined in bold (Mit-03) on the floor plan attached hereto as Schedule “A”

(collectively, the “Second Surrender Premises”);

(the First Surrender Premises and Second Surrender Premises collectively referred to as the “Surrender Premises”) shall be surrendered to the Landlord, free of all furniture and equipment (unless otherwise agreed upon by the Landlord), on the respective date set out in subparagraphs a. and b. below:

a.	as to the First Surrender Premises, on the later of: (1) five (5) business days after the date the Landlord delivers written notice to the Tenant stipulating that the Tenant’s Fit-up (as defined below) in the 350 Sixth Floor Premises is complete as evidenced by an occupancy certificate from the City of Ottawa for the 350 Sixth Floor Premises, or (2) March 10, 2014 (the “First Surrender Date”); and

b.	as to the Second Surrender Premises, on the later of: (1) five (5) business days after the date the Landlord delivers written notice to the Tenant stipulating that the Tenant’s Fit-up in the 350 Third Floor Premises is complete as evidenced by an occupancy certificate from the City of Ottawa for the 350 Third Floor Premises, or (2) April 17, 2014 (the “Second Surrender Date”);

and the Lease shall be cancelled, terminated and surrendered with respect to the First Surrender Premises effective 11:59 p.m. on the First Surrender Date and with respect to the Second Surrender Premises effective 11:59 p.m. on the Second Surrender Date; and

(ii)	that the Landlord has agreed to lease to the Tenant and the Tenant has accepted to lease from the Landlord additional space comprising the whole of the third (3rd) floor of the 350 Building comprising Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty- Nine point Six Three (44,989.63) certified rentable] square feet of space (the “350 Third Floor Premises”). The 350 Third Floor Premises are shown outlined in bold on the floor plan attached as Schedule “B7”.

NOW THEREFORE in consideration of the rents, covenants, conditions and agreements herein contained, the Landlord and Tenant covenant and agree as follows:

Partial Surrender of Lease

1.	The Tenant does hereby assign, surrender, give up and yield to the Landlord the First Surrender Premises and the Lease strictly as it relates to the First Surrender Premises as of the First Surrender Date and the Second Surrender Premises and the Lease strictly as it relates to the Second Surrender Premises as of the Second Surrender Date, to the intent that the unexpired residue of the Term created by the Lease, strictly as it relates to the Surrender Premises, and all of the other estate and interest of the Tenant in the Surrender Premises under or by virtue of the Lease, may be merged and extinguished in reversion of the Leased Premises, and the Lease strictly as it relates to the First Surrender Premises shall be cancelled, terminated and surrendered as of the First Surrender Date and as it relates to the Second Surrender Premises on the Second Surrender Date on the following terms:

a)	the Tenant shall remove all Magor screens and patch as needed;

b)	if required by the Landlord, the Tenant shall remove from the Leased Premises all of the Tenant’s telecommunication and data cabling;

c)	the Tenant shall pay to the Landlord the cost to reinstate the Surrender Premises, pursuant to clause 12 of Schedule “1” to the Lease (save and except subparagraph 12(b) re the 390 Fitness Premises, which reinstatement is hereby confirmed by the Landlord not to be required at this time, and 12(c) re the cabling which, if required, is to be carried out by the Tenant,) including but not limited to:

i)	replace all Tenant’s backlit panels at reception with blank panels;

ii)	remove the Tenant’s building signage located above the current Mitel 390 March Road entrance (excluding any other building signage); and

iii)	replace the Tenant’s corporate identification panel on the monument signage along Caning, and Tenant’s corporate identification panel on the pylon sign on March Road (excluding the Legget Drive pylon signage) with blank panels;

iv)	replace all perimeter exterior mag locks (including any required permit) and all proximity readers and patch and/or install a plate dependent on location and replace with the Landlord’s building standard hardware, which work, when complete, shall be deemed to fully satisfy’ the Tenant’s obligations pursuant to clause 7.19(b) of the Lease with respect to the Surrender Premises; and

d)	the Tenant shall vacate the First Surrender Premises on or before the First Surrender Date and shall vacate the Second Surrender Premises on or before the Second Surrender Date.

e)	the Tenant agrees that the reception desk located in the 390 First Floor Premises lobby shall not be removed.

The Landlord shall utilize a competitive tender process to price the reinstatement work and will provide the Tenant with a minimum of three (3) bids for each component of the work, as such tender process is more particularly set out in clause 7.19(a) of the Lease. The Landlord shall not require that the work to be performed by the Tenant or the Landlord pursuant to this section 1 be complete before the Tenant vacates the First Surrender Premises or the Second Surrender Premises, as the case may be.

2.	Upon the First Surrender Date with respect to the First Surrender Premises and on the Second Surrender Date with respect to the Second Surrender Premises, provided the terms set out in clause 1(d) above have been satisfied and the Tenant meets all of its obligations under the Lease with respect to the First Surrender Premises and Second Surrender Premises, as the case may be, the Landlord hereby agrees that the Tenant, its successors and assigns, shall be released and discharged of all obligations under the Lease and claims whatsoever which the Landlord now has or can, shall or may hereafter have against the Tenant, its successors and assigns, arising out of or under or by virtue of the Lease with respect to the First Surrender Premises arising after the First Surrender Date and with respect to the Second Surrender Premises arising after the Second Surrender Date, except: (i) with respect to any 2013 and 2014 year end adjustments of Additional Rent with respect to the Surrender Premises up to the First Surrender Date and the Second Surrender Date, as the case may be, (ii) performance of the Tenant’s obligations in clauses 1(a), (b) and (c), and (iii) payment by the Tenant of a sum equal to the Monthly Rent and Additional Rent that would have been payable for the First Surrender Premises to and including March 31, 2014 and for the Second Surrender Premises to and including April 30, 2014.

3.	Upon the First Surrender Date with respect to the First, Surrender Premises and on the Second Surrender Date with respect to the Second Surrender Premises, the Tenant hereby agrees that the Landlord, its successors and assigns, shall be released and discharged of all obligations under the Lease or claims whatsoever which the Tenant now has or can, shall or may hereafter have against the Landlord, its successors and assigns, arising out of or under or by virtue of the Lease with respect to the First Surrender Premises arising after the First Surrender Date and with respect to the Second Surrender Premises arising after the Second Surrender Date, except with respect to any 2013 and 2014 year end adjustments of Additional Rent with respect to the Surrender Premises up to the First Surrender Date and the Second Surrender Date, as the case may be.

First Amendment to Lease

Extension of the Term

4.	Insofar as it relates to that part of the Leased Premises located in the 350 Building only, the Term of the Lease is hereby extended for a period of five (5) years, two (2) months and two (2) weeks, commencing on February 16th, 2016 and ending on April 30th, 2021, at the Annual Rent set out in the tables below, and otherwise on the same terms and conditions as the Lease, including without limitation, clause 9 (Right of First Refusal) of Schedule “I” (as amended). For clarity, the Term of the Lease as it relates to those parts of the Leased Premises located in the 340 Building and the 390 Building shall expire on February 15, 2016, subject to the Tenant’s existing option to extend set forth in Schedule “E” (as amended) to the Lease.

Demise of 350 Third Floor Premises

5.	The Landlord hereby leases to the Tenant and the Tenant hereby agrees to lease from the Landlord the 350 Third Floor Premises, commencing on May 1st, 2014 (the “Possession Date”) and ending on April 30th, 2021, at the Annual Rent set out in the tables below.

6.	Tenant shall lease the 350 Third Floor Premises in an “as is” condition, save and except the Landlord agrees to supply and install, at its sole cost, new carpeting to match the existing carpeting in the 350 Fourth Floor Premises, 350 Fifth Floor Premises and 350 Sixth Floor Premises.

7.	The Tenant desires to perform certain work in the 350 Sixth Floor Premises and the 350 Third Floor Premises (the “Tenant’s Fit-up”) described in Appendix 1. Pursuant to clause 7.19 (Alterations, Etc.) of the Lease, the Landlord shall perform such Tenant’s Fit- up and shall complete such Tenant’s Fit-up in the 350 Third Floor Premises and the 350 Sixth Floor Premises and obtain an occupancy certificate from the City of Ottawa for each of the 350 Third Floor Premises and 350 Sixth Floor Premises in accordance with the dates set forth in the construction schedule attached hereto as Appendix 1, specifically the “Start” and “Finish” dates noted thereon for each “Task Name”. If the Landlord is unable to complete the Tenant’s Fit-up by the dates set forth on Appendix 1 or is unable to obtain an occupancy certificate from the City of Ottawa for each of the 350 Third Floor Premises and 350 Sixth Floor Premises prior to the Second Surrender Date due to:

(a) a delay caused by the Tenant, the Landlord agrees that the Tenant shall have the right to continue to use and occupy the Staging Premises (as defined in clause 8(b) below) at a prorated Annual Rent of $11.00 per square ft., per annum, plus Additional Rent, for the portion (as estimated by the Landlord’s architect) of the Staging Premises occupied by the Tenant, payable for each day the Tenant occupies the Staging Premises, until such time as the Landlord delivers written notice to the Tenant confirming that the Tenant’s Fit-up is complete and that the Landlord has received an occupancy certificate from the City of Ottawa for each of the 350 Third Floor Premises and 350 Sixth Floor Premises; however, the payment of Annual Rent and Additional Rent for the 350 Third Floor Premises shall still commence on the Possession Date; or

(b) a delay caused by the Landlord, the Landlord agrees that the Tenant shall have the right to continue to use and occupy that portion of the Staging Premises occupied by the Tenant, until such time as the Landlord delivers written notice to the Tenant that the Tenant’s Fit-up is complete and that the Landlord has received an occupancy certificate from the City of Ottawa for each of the 350 Third Floor Premises and 350 Sixth Floor Premises, and the Tenant shall not be required to pay any Annual Rent and Additional Rent for both the Staging Premises and the 350 Third Floor Premises during the delay period.

8.	(a) The Landlord agrees to contribute Eight Dollars and Eighty-Five Cents ($8.85) per rentable square foot of 350 Third Floor Premises plus the applicable H.S.T. thereon (the “LHI Allowance”). Any leasehold improvements made by the Tenant to the 350 Third Floor Premises shall be made in accordance with clause 7.19 (Alterations, Etc.) of the Lease and at the Tenant’s sole cost and expense. The LHI Allowance shall be applied by the Landlord first to the costs incurred by the Landlord pursuant to subsection 1(c) of this Agreement. The balance of the LHI Allowance, if any, remaining thereafter shall be applied by the Landlord as a credit towards the cost incurred by the Landlord in performing the Tenant’s Fit-up and any unused balance of the LHI Allowance will be applied to the Tenant’s rent account.

(b) The Tenant shall have the right to use and occupy: (i) all of the second (2nd) floor of the 350 Building (“350 Staging Premises”); (ii) all of the suites (located on the first (1st) floor of the 390 Building) identified as WC-02, WC-09, and VAC-03 on Schedule “A” attached hereto, including any furniture presently located in the suites, and (iii) all the premises (located on the first (1st) floor of the 350 Building) identified as VAC-06 on Schedule “B2” attached to the Lease (subsections 8(b)(ii) and 8(b)(iii) above collectively referred to as the “Second Staging Premises”) (the 350 Staging Premises and the Second Staging Premises collectively referred to as the “Staging Premises”), for a period not to exceed six months, commencing on a date to be determined by the Tenant (but commencing no later than January 1, 2014) and written notice thereof sent to the Landlord (the “Staging Period”) for purposes of storage and/or conducting its business therein. Subject to section 7 of this Agreement, during the Staging Period the Tenant shall not be required to pay Monthly Rent for the Staging Premises but shall pay Additional Rent for any portion (as estimated by the Landlord’s architect) of the 350 Staging Premises it occupies and for any portion the Second Staging Premises it occupies (regardless of whether or not it occupies a portion or the whole of the individual suites comprising the Second Staging Premises), during the Staging Period. The Staging Period will end on the earlier of: (1) the date the Tenant delivers written notice to the Landlord, or (ii) six months from the commencement of the Staging Period, unless otherwise mutually agreed to by the parties. At the end of the Staging Period the Tenant shall leave the Staging Premises in “as is” condition as it was prior to occupancy and shall not be required to perform and reinstatement work nor shall it be required to pay the Landlord’s costs of reinstatement, however, the Tenant shall repair any damage in the Staging Premises caused by the Tenant during its occupancy of the Staging Premises. The Tenant agrees that the Landlord shall not be responsible for any costs in connection with the Staging Premises. The Tenant acknowledges and agrees that it shall not be permitted to occupy the Staging Premises until it delivers a certificate of insurance to the Landlord evidencing that the Tenant has obtained for the Staging Premises during the Staging Period those policies and coverages listed in clause 7.11 of the Lease.

(c) The Tenant shall have exclusive possession of the 350 Third Floor Premises (however the Landlord shall be provided access to complete any remaining work for the Tenant’s Fit-up (such as furniture connection and deficiencies), if necessary) commencing on the earlier of: (1) the date the Landlord delivers written notice to the Tenant stipulating that the Tenant’s Fit-up of the 350 Third Floor Premises is complete as evidenced by the Landlord’s receipt of an occupancy certificate from the City of Ottawa for the 350 Third Floor Premises, and (2) April 17, 2014, to and including April 30, 2014 (the “Early Occupancy Period”), during which time the Tenant shall be permitted to conduct its business therein. During the Early Occupancy Period the Tenant shall not be required to pay Annual Rent or Additional Rent but shall be bound by all provisions of the Lease applicable to the Tenant. The Tenant acknowledges and agrees that it shall not be permitted to occupy the 350 Third Floor Premises until it delivers a certificate of insurance to the Landlord evidencing that the Tenant has obtained for the 350 Third Floor Premises during the Early Occupancy Period those policies and coverages listed in clause 7.11 of the Lease.

9.	All references in the Lease to the 360 Fitness Premises shall be changed to the 390 Fitness Premises.

10.	The Lease shall be amended effective May 1, 2014 as follows:

a)	Paragraph 1.00 LEASED PREMISES shall be deleted and replaced with the following in substitution:

(a)	Twenty-Four Thousand Two Hundred and Three point Zero Zero (24,203.00) certified useable [Twenty-Seven Thousand Eight Hundred and Thirty-Three point Four Five (27,833.45) certified rentable] square feet of space, located on the lower level (the “350 Lower Level Premises”);

(b)	Ten Thousand Three Hundred and Eight point Eight Seven (10,308.87) certified useable [Eleven Thousand Eight Hundred and Fifty-Five point Two Zero (11,855.20) certified rentable] square feet of space, located on the first (1st) floor (the “350 First Floor Premises”);

(c)	Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of space. located on the third (3rd) floor (the “350 Third Floor Premises”);

(d)	Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of premises, located on the fourth (4th) floor (the “350 Fourth Floor Premises”);

(e)	Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of premises, located on the fifth (5th) floor (the “350 Fifth Floor Premises”);

(f)	Thirty-Nine Thousand One Hundred and Twenty-One point Four two (39,121.42) certified useable [Forty-Four Thousand Nine Hundred and Eighty-Nine point Six Three (44,989.63) certified rentable] square feet of premises, located on the sixth (16th) floor (the “350 Sixth Floor Premises”);

of the building municipally known as 350 Legget Drive, in the City of Ottawa (the “350 Building”), and

(g)	Eight Thousand Three Hundred and Forty point Three One (8,340.31) certified useable [Nine Thousand Four Hundred and Sixty-Six point Two Five (9,466.25) certified rentable] square feet of space, located on the first (1st) floor (the “390 First Floor Premises”);

(h)	Six Thousand Six Hundred and Ninety-Four point Eight Zero (6,694.80) certified useable [Seven Thousand Five Hundred and Ninety-Eight point Six Zero (7,598.60) certified rentable, located on the first (1st) floor (the “390 Fitness Premises”);

of the building municipally known as 390 March Road, in the City of Ottawa (the “390 Building”), and

(i)	Eight Thousand One Hundred and Ninety-Two point Four One (8,192.41) certified useable [Nine Thousand and Five point One One (9,005.11) certified rentable] square feet of space, located on the first (1st) floor (the “340 First Floor Premises”);

(j)	Eight Thousand Five Hundred and Sixty point Two Two (8,560.22) certified useable [Eight Thousand Seven Hundred and Sixty-Four point Seven Five (8,764.75) certified rentable] square feet of space, located on the mezzanine (the “340 Mezzanine Premises”);

of the building municipally known as 340 Legget Drive, in the City of Ottawa (the “340 Building”),

(herein collectively referred to as the “Leased Premises”). Notwithstanding anything to the contrary in this Lease, unless and until the Tenant exercises the option to extend pursuant to Schedule “E” with respect to that part of the Leased Premises located in the 340 Building and the 390 Building, the Leased Premises shall, for the period from and after February 16, 2016, be comprised of that part of the Leased Premises located in the 350 Building only.

The 340 Building, 350 Building, and 390 Building are collectively referred to as the “Building”, which buildings are erected on the land (herein called the “Lands”) described in Schedule “A” annexed hereto. The Leased Premises are more particularly outlined in bold on the floor plans annexed hereto and marked as Schedules “BI” to “B 10” inclusively.”

b)	Paragraph 1.01 (c)(“Tenant’s Proportionate Share”) shall be deleted and replaced with the following in substitution:

“1.01(c) “Tenant’s Proportionate Share” means:

(i)	Seventy-Eight percent (78%) for the 350 Building;

(ii)	Ten point Zero Eight percent (10.08%) for the 390 Building;

(iii)	Eleven point Two Four percent (11.24%) for the 340 Building;

subject to the said percentages being varied based on the actual area of the Building as certified by the Landlord.”

c)	Article 3.00 (Basic Rent) shall be deleted and replaced with the following in substitution:

“ARTICLE 3

ANNUAL RENT

3.00	ANNUAL RENT

In each year during the Term of this Lease, the Tenant covenants and agrees to pay without any set off or deduction whatsoever, to the Landlord, as rent for the Leased Premises, and for the non-exclusive use of the common areas of the Building (which common area allocation shall be: 9.9201% for the 34Q First Floor Premises, 2.3893% for the 340 Mezzanine Premises, 15.00% for the 350 Building and 13.50% for the 390 Building, however, the common area allocation is subject to verification and modification from time to time by the Landlord based upon the final areas of the Leased Premises and Building, and reconfigurations as they occur from time to time, as certified by the Landlord), the following:

Term	Leased Premises	Annual Rent Rate per Sq. Ft. per Annum	Total Annual Rent per Annum
November 1,2010 to February 15, 2012	350 Lower Level Premises	$7.00	$194,834.15
February 16, 2012 to February 15, 2013	350 Lower Level Premises	$11.97	$333,166.40
February 16, 2013 to February 15, 2016	350 Lower Level Premises	$7.00	$194,834.15
February 16, 2016 to April 30, 2021	350 Lower Level Premises	$8.00	$222,667.60

Term	Leased Premises	Annual Rent Rate per Sq. Ft. per Annum	Total Annual Rent per Annum
November 1, 2010 to February 15, 2012	350 First Floor Premises	$10.00	$118,552.00
	350 Fourth Floor Premises		$449,896.30
	350 Fifth Floor Premises		$449,896.30
	350 Sixth Floor Premises		$449,896.30
	390 First Floor Premises		$180,059.00
	390 Second Floor Premises		$173,195.40
February 16, 2012 to February 15, 2013	350 First Floor Premises	$14.97	$177,472.34
	350 Fourth Floor Premises		$673,494.76
	350 Fifth Floor Premises		$673,494.76
	350 Sixth Floor Premises		$673,494.76
	390 First Floor Premises		$269,548.32
	390 Second Floor Premises		$259,273.51
February 16, 2013 to April 30, 2014	350 First Floor Premises	$11.00	$130,407.20
	350 Fourth Floor Premises		$494,885.93
	350 Fifth Floor Premises		$494,885.93
	350 Sixth Floor Premises		$494,885.93
	390 First Floor Premises (subject to clause 2(iii))		$198,064.90
	390 Second Floor Premises (subject to clause 2(iii))		$190,514.94
May 1, 2014 to February 15, 2016	350 First Floor Premises	$11.30	$133,963.76
	350 Third Floor Premises		$508,382.82
	350 Fourth Floor Premises		$508,382.82
	350 Fifth Floor Premises		$508,382.82
	350 Sixth Floor Premises		$508,382.82
May 1, 2014 to February 15, 2016	390 First Floor Premises	$11.00	$104,128.75

Term	Leased Premises	Annual Rent Rate per Sq. Ft. per Annum	Total Annual Rent per Annum
February 16, 2016 to April 30, 2021	350 First Floor Premises	$12.30	$145,818.96
	350 Third Floor Premises		$553,372.45
	350 Fourth Floor Premises		$553,372.45
	350 Fifth Floor Premises		$553,372.45
	350 Sixth Floor Premises		$553,372.45
November 1, 2010 to February 15, 2012	340 First Floor Premises	$6.00	$54,030.66
	340 Mezzanine Premises		$52,588.50
February 16, 2012 to February 15, 2013	340 First Floor Premises	$10.97	$98,786.06
	340 Mezzanine Premises		$96,149.31
February 16, 2013 to February 15, 2016	340 First Floor Premises	$6.00	$54,030.66
	340 Mezzanine Premises		$52,588.50
April 1, 2011 to February 15, 2012	390 Fitness Premises	$8.00	$60,788.80
February 16, 2012 to February 15, 2013	390 Fitness Premises	$12.97	$98,553.84
February 16, 2013 to February 15, 2016	390 Fitness Premises	$8.00	$60,788.80

(herein called the “Annual Rent”). The Annual Rent will be adjusted proportionately for any lease year which is other than twelve months. All monetary amounts payable under this Lease shall be in Canadian dollars.”

d)	Schedule “B6” (Floor Plan of 390 First Floor Premises) of the Lease shall be deleted and replaced with the Schedule “B6” (Floor Plan of 390 First Floor Premises) attached to this Agreement;

e)	Schedule “BT’ (Floor Plan of 390 Second Floor Premises) of the Lease shall be deleted and replaced with the Schedule “B7” (Floor Plan of 350 Third Floor Premises) attached to this Agreement;

f)	Clause 1(a) of Schedule “D” (Parking) shall be deleted in its entirety;

g)	Clause 1(b) of Schedule “D” (Parking) shall be deleted and replaced with the following:

“(b) 15 reserved spaces and 10 reserved visitor spaces close to the 350 Building;”

h)	Schedule “Dl” (Site Plan) shall be deleted and replaced with the attached Schedule “Dl” (Site Plan);

i)	Schedule “E” (Option to Extend) shall be deleted and replaced with the attached Schedule “E” (Option to Extend);

j)	The attached Schedule “E-l” (Further Option to Extend) shall be added to the Lease as a new Schedule “E-l”;

k)	Clause 1 (Staging), Clause 2(b) (Building Entrance Signage-390 March Road), Clause 4 (390 March Road Entrance) and Clause l4 (Interim Fitness Premises) of Schedule “I” to the Lease shall be deleted;

l)	Clause 2(c) (Signage – Monument/Pylon Signage) of Schedule “I” to the Lease is hereby amended to exclude the monument sign fronting on Carling Ave. and any new pylon/monument sign constructed by the Landlord specifically for a third party single tenant;

m)	Clause 9 of Schedule “I” (Right of First Refusal) shall be deleted and replaced with the following:

“9. RIGHT OF FIRST REFUSAL

Provided the Tenant is not then in material default, the Landlord hereby agrees, that if at any time during the Term, the Landlord is in receipt of a bona fide offer to lease from a third party (“Offer”) for (i) 296.18 certified rentable square feet on the lower level of the 350 Building identified as WC-01 on Schedule “B1” to this Lease, (ii) vacant space located on the first (lst) floor of the 350 Building, or (iii) vacant space located on the second (2nd) floor of the 350 Building (in each case, the “Additional Space”) the Landlord shall first offer to lease such Additional Space to the Tenant by delivering notice, in writing, setting out the terms and conditions of the Offer (“Notice”) and the Tenant shall have the right within five (5) business days of its receipt of the Notice to deliver to the Landlord written notice of its election to lease such Additional Space upon the same terms and conditions contained in the Notice. The notice given by the Tenant to the Landlord shall constitute a binding offer to lease for such Additional Space and the Landlord and Tenant shall proceed diligently to enter into an amendment to the Lease, which amendment shall reflect the terms and conditions of the Notice and which amendment shall be in a form generally used by the Landlord for the renting of office space in the Building. If the Tenant does not so elect, or no response is received within the said period, the Landlord shall be free to, but not obligated to, lease such Additional Space to the third party on terms not more favourable to the third party than those contained in the Notice submitted to the Tenant and this right shall be null and void and of no further force and effect only with respect to the Additional Space so offered to the Tenant, until the Landlord receives another offer on such Additional Space.”

n)	For the purposes of section 12 of Schedule “I”, the original condition of the 350 Third Floor Premises shall be determined as of October 8, 2013.

o)	Clause 12 of Schedule “I” is hereby amended to add the following as the last paragraph:

“Notwithstanding anything in this section 12 or elsewhere in this Lease to the contrary, the Landlord acknowledges and agrees that if the ceiling in the 350 Sixth Floor Premises is a specialty alteration or addition for the purposes of subsection 12(a), and the Landlord elects to require the Tenant to pay the Landlord’s costs to remove the ceiling in the 350 Sixth Floor Premises and restore the same, the Tenant shall only be required to pay the Landlord’s cost to restore the ceiling in the 350 Sixth Floor Premises to the Landlord’s then current base building standard ceiling notwithstanding such ceiling exceeded the Landlord’s then current base building standard on the date the Tenant initially occupied the Building.”

p)	The attached Schedule “K” (Antennae/Satellite Dishes) shall be added to the Lease forming an integral part thereof.

SAVE AND EXCEPT as set out herein, all other terms and con1itions of the Lease, including without limitation, shall remain unchanged and shall apply during the Term and any extension thereof, and all capitalized terms used herein shall have the same meaning as in the Lease.

IN WITNESS WHEREOF the parties hereto have affixed their corporate seals duly attested to by the hands of their authorized signing officers.

SIGNED, SEALED AND DELIVERED

in the Presence of:

)	KANATA RESEARCH PARK CORPORATION
)	Per:
)
)
)		Martin A. Vandewouw, President
)		I have the authority to bind the corporation.
)
)
)	MITEL NETWORKS CORPORATION
)	Per:
)
)
)		Name: Todd Richardson
)		Title: VP Finance & Corporate Controller
)		I have the authority to bind the corporation.

APPENDIX 1

TENANT’S FIT-UP SCHEDULE

SCHEDULE “A”

FLOOR PLAN OF 390 FIRST FLOOR SURRENDER PREMISES

SCHEDULE “B6”

FLOOR PLAN OF 390 FIRST FLOOR PREMISES

SCHEDULE “B7”

FLOOR PLAN OF 350 THIRD FLOOR PREMISES

SCHEDULE “D1”

PARKING SITE PLAN

SCHEDULE “E”

OPTION TO EXTEND

1.	Provided the Tenant has not been in material default during the Term of this Lease which has not been cured, and has not assigned this Lease, save and except to Permitted Transfers, the Tenant shall have and is hereby granted an option to extend the Term of the Lease with respect to that part of the Leased Premises located in the 340 Building and the 390 Building for a further term of five (5) years, two 2) months and two (2) weeks (February 16, 2016 to April 30, 2021), provided that in order to exercise this option, the Tenant shall be required to give to the Landlord notice of the exercise of such option in writing by not later than February 15, 2015.

2.	Any extension pursuant to this proviso shall be on the same terms and conditions contained in this Lease except the Annual Rent payable by the Tenant for that part of the Leased Premises in the 340 Building and the 390 Building for such extension period shall be as set out in the table below:

Leased Premises	Net Rental Rate per Sq. Ft. per annum
340 First Floor Premises	$7
340 Mezzanine Premises	$7
390 First Floor Premises	$12.30
390 Fitness Premises	$9

SCHEDULE “E-l”

FURTHER OPTION TO EXTEND

1.	Provided the Tenant has not been in material default during the Term of this Lease, and any extensions thereof, which has not been cured, and has not assigned this Lease, save and except to Permitted Transfers, the Tenant shall have and is hereby granted an option to extend this Lease for a further term of five (5) years (from May 1, 2021 to April 30, 2026), provided that in order to exercise this option, the Tenant shall be required to give to the Landlord notice of the exercise of such option in writing no later than April 30, 2020.

2.	Any extension pursuant to this proviso shall be on the same terms and conditions contained in this Lease except the Annual Rent payable by the Tenant for such extension period shall be as agreed upon by the Landlord and Tenant, which shall be at the then current market basic rent rates for similar premises being used for a similar use in a similar large business park complex of Class A and B type buildings in a similar suburban location within the City of Ottawa; such agreement to be reached not later than October 31, 2020, and failing such agreement, the Annual Rent shall be determined in accordance with the Arbitration Act, 1991 (Ontario).

SCHEDULE “K”

ANTENNAE/SATELLITE DISH

1.	During the Term and any extensions thereof, the Landlord hereby agrees to allow the Tenant to place antennae/satellite dishes or other communications equipment, including all required equipment arid connectivity required to operate them (the “Telecom Equipment”), on the rooftop of the 350 Building. The rooftop of the 350 Building shall be for the non-exclusive use of the Tenant. The installation of the Telecom Equipment shall be subject to: the Tenant providing the Landlord with detailed designs and specifications, and the Landlord, and its consultants and engineers, approving said designs and specifications, which approval shall not be unreasonably withheld. All third-party costs of the Landlord relating to such approval are to be borne by the Tenant.

2.	The Tenant shall install the Telecom Equipment in accordance with all specifications and requirements of the Landlord and shall take the necessary measures to ensure that it does not interfere with any dish and/or antennae and/or other communication system on or near the 350 Building, now or in the future.

3.	At the Landlord’s option, the Tenant covenants to pay for the cost of any additional metering which may be required by the Landlord to be installed in the 350 Building for the purpose of determining the amount of electricity consumed by the Tenant in relation to the Telecom Equipment, and to pay all utility costs incurred and which shall be invoiced to the Tenant.

4.	Upon expiry or termination of this Lease, the Tenant shall be responsible for all costs for the removal of the satellite/antennae, repairing any damage incurred to the roof of the 350 Building as a result of its access, installation and removal of the Telecom Equipment, and restoring the roof to the condition in which it were prior to the installation of the Telecom Equipment.

5.	The Tenant shall, at Its own expense, maintain and insure the Telecom Equipment during the Term and any extensions thereof.

6.	The Tenant shall obtain the required approval, if any, for the operation of said Telecom Equipment from the Canadian Radio Television and Telecommunications Commission and all other applicable regulatory licensing or building authorities.

7.	The Tenant shall have escorted access to the rooftop of the 350 Building and, prior to being permitted access, shall execute or cause to be executed by anyone having access to the rooftop, a waiver in the Landlord’s then format.

8.	The Tenant agrees to pay to the Landlord a monthly fee of One Hundred and Twenty-Five Dollars ($125.00) per installed antenna/dish, plus HST.